                                                                   Exhibit 11
                                                                   ----------
                                                                   Page 1 of 2

                                  ADVO, Inc.

               COMPUTATION OF PRIMARY PER SHARE EARNINGS (LOSS)
                     (In thousands, except per share data)


                                               Nine months ended                            Three months ended
                                     ------------------------------------         -------------------------------------
                                        June 28,             June 29,                 June 28,              June 29,
                                          1997                 1996                     1997                  1996
                                     --------------      ----------------         ---------------       ---------------
EARNINGS (LOSS) APPLICABLE TO
 COMMON STOCK                          $18,225               $(3,946)                 $ 9,444               $ 4,391
                                       =======               =======                  =======               =======

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES

Average common shares outstanding       24,324                22,379                   24,406                23,999

Assumed conversion or exercise of:
  Warrants                                  --                 1,151                       --                    --
  Stock Options                            300                 1,091                      255                   993
  Restricted Stock                          12                    21                       10                    11
                                       -------               -------                  -------               -------
Weighted average common and common
 equivalent shares                      24,636                24,642                   24,671                25,003
                                       =======               =======                  =======               =======

EARNINGS (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE               $   .74                $ (.16)                 $   .38               $   .18
                                       =======                =======                 =======               =======

                                                                     Exhibit 11
                                                                     ----------
                                                                     Page 2 of 2

                                  ADVO, Inc.

            COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS (LOSS)
                     (In thousands, except per share data)

                                                 NINE MONTHS ENDED                                     THREE MONTHS ENDED
                                         -----------------------------------                 ---------------------------------
                                            June 28,               June 29,                    June 28,             June 29,
                                              1997                   1996                        1997                 1996
                                         ------------           ------------                 -------------          ----------
EARNINGS (LOSS) APPLICABLE TO
 FULLY DILUTED SHARES                     $    18,225            $    (3,946)                  $     9,444            $  4,391
                                         ============            ===========                  ============            ========

FULLY DILUTED SHARES

Average common shares outstanding              24,324                 22,379                        24,406              23,999
Assumed conversion or exercise of:
  Warrants                                         --                  1,151                            --                  --
  Stock Options                                   517                  1,091                           449                 993
  Restricted Stock                                 13                     34                            13                  18

FULLY DILUTED SHARES                           24,854                 24,655                        24,868              25,010
                                         ============            ===========                  ============            ========

EARNINGS (LOSS) PER SHARE
 ASSUMING FULL DILUTION                       $   .73                $  (.16)                      $   .38             $   .18
                                         ============            ===========                  ============            ========